Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

Robert M. Cashill, Chief Executive Officer and President of Investors Bancorp, Inc., a Delaware corporation (the “Company”) and Domenick A. Cama, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the annual report on Form 10-K for the year ended June 30, 2006 (the “Report”) and that to the best of his knowledge:

1. the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Robert M. Cashill
Robert M. Cashill
Chief Executive Officer and President

Date: September 15, 2006

/s/  Domenick A. Cama
Domenick A. Cama
Executive Vice President and Chief Financial Officer

Date: September 15, 2006

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.